McNair, McLemore, Middlebrooks & Co., LLP

CERTIFIED PUBLIC ACCOUNTANTS

389 Mulberry Street • Post Office Box One • Macon, GA 31202
Telephone (478) 746-6277 • Facsimile (478) 743-6858

www.mmmcpa.com

RALPH S. McLEMORE, SR., CPA (1902-1981)
SIDNEY B. McNAIR, CPA (1913-1992)
RICHARD A. WHITTEN, JR., CPA
SIDNEY E. MIDDLEBROOKS, CPA, PC	ELIZABETH WARE HARDIN, CPA
RAY C. PEARSON, CPA	CAROLINE E. GRIFFIN, CPA
J. RANDOLPH NICHOLS, CPA	RONNIE K. GILBERT, CPA
WILLIAM H. EPPS, JR., CPA	RON C. DOUTHIT, CPA
RAYMOND A. PIPPIN, JR., CPA	CHARLES A. FLETCHER, CPA
JERRY A. WOLFE, CPA	MARJORIE HUCKABEE CARTER, CPA
W. E. BARFIELD, JR., CPA	BRYAN A. ISGETT, CPA
HOWARD S. HOLLEMAN, CPA	DAVID PASCHAL MUSE, JR., CPA
F. GAY McMICHAEL, CPA	KATHY W. FLETCHER, CPA

June 16, 2009

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read First Century Bancorp.'s statements included under Item 4.01 of its Form 8-K filed on June 11, 2009 and we agree with such statements concerning our firm.

/s/ McNair,McLemore, Middlebrooks & Co., LLP

McNAIR, McLEMORE, MIDDLEBROOKS & CO., LLP